Exhibit 99.1


           IN THE UNITED STATES BANKRUPTCY COURT

               FOR THE DISTRICT OF DELAWARE

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In re                         :  Chapter 11

CAI WIRELESS SYSTEMS, INC.    :  Case No. 98-1765 (JJF)
and PHILADELPHIA CHOICE
TELEVISION, INC.,             : (Jointly Administered)

                    Debtors.  :

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    INTERIM ORDER (I) AUTHORIZING THE DEBTORS TO OBTAIN
   SECURED POSTPETITION FINANCING AND AMEND AND RESTATE
   PREPETITION FINANCING PURSUANT TO SECTIONS 364(c)(1),
    364(c)(2) AND 364(c)(3) OF THE BANKRUPTCY CODE AND
   FEDERAL RULE OF BANKRUPTCY PROCEDURE 4001(c) AND (II)
  SCHEDULING A FINAL HEARING PURSUANT TO FEDERAL RULE OF
               BANKRUPTCY PROCEDURE 4001(C)

          Upon the motion dated July 30, 1998 (the "Motion"), of CAI

Wireless Systems, Inc. (ACAI@) and Philadelphia Choice Television, Inc.

(APhiladelphia Choice@ or the AGuarantor@ and together with CAI, the

ADebtors@), each a debtor and debtor-in-possession under Chapter 11 of title 11, United States Code (the "Bankruptcy Code"):

(a)  seeking this Court=s authorization, pursuant to sections 364(c)(1),

364(c)(2) and 364(c)(3) of the Bankruptcy Code and Rule 4001 of the

Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules") for (i)

CAI to obtain postpetition financing (the "Postpetition Financing") up to an aggregate principal amount not to exceed $60,000,000 from Merrill

Lynch Global Allocation Fund, Inc. (AMLGAF@), (ii) CAI and Philadelphia

Choice, as applicable, to enter into, execute and perform (A) the Amended and Restated Note Purchase Agreement (as amended, supplemented or otherwise modified from time to time, the "Note Purchase Agreement"), (B)

the Amended and Restated Notes, substantially in the form of Exhibit A to the Note Purchase Agreement,  (the "Notes"), (C) the Amended and Restated

Security Agreement, dated as of July__, 1998; among CAI, Philadelphia

Choice, certain other grantors party thereto and Price Waterhouse, LLP

(APW@), as collateral agent (the ASecurity Agreement@), (D) the Amended and Restated Custody Agreement, dated as of July 30, 1998, among CAI, PW,

as collateral agent, and Fleet National Bank, as custodian (the ACustody

Agreement@), (E) the Amended and Restated Pledge Agreement, made as of

July 30, 1998, among CAI, and PW, as collateral agent (the APledge

Agreement@), and (F) the Subsidiary Guaranty, dated as of July 30, 1998

(the ASubsidiary Guaranty@; the Note Purchase Agreement, the Notes,

Security Agreement, the Custody Agreement, the Pledge Agreement, the

Subsidiary Guaranty and all other documents executed by CAI or

Philadelphia Choice in connection therewith collectively are referred to herein as the "Postpetition Note Documents");*

     (b)  authorizing CAI to amend and restate (i) the Note Purchase

Agreement, dated as of November 24, 1997, among CAI, each of its direct and indirect subsidiaries (including Philadelphia Choice), and MLGAF (the

AExisting NPA@) (ii) the notes purchased by MLGAF under the Existing NPA

(the AExisting Notes@), (iii) the Security Agreement, dated November 24,

1997, among CAI, the Grantors party thereto and Price Waterhouse, LLP, as collateral agent (the AExisting Security Agreement@), (iv) the Custody

Agreement, dated as of November 24, 1997, among CAI, PW, as collateral agent, and Fleet National Bank, as custodian (the AExisting Custody

Agreement@), and (v) the Pledge Agreement, made as of November 24, 1997,

among CAI, and PW, as collateral agent (the AExisting Pledge Agreement@;

the Existing NPA, the Existing Notes, the Existing Security Agreement,

the existing Custody Agreement, the Existing Pledge Agreement and all

other documents executed by CAI or Philadelphia Choice in connection therewith collectively are referred to herein as the "Existing Note

Documents"), and providing that the Debtors= obligations under the

Existing Note Documents as amended and restated, shall be treated as obligations of the Debtors under the Postpetition Note Documents (the

Postpetition Note Documents and the Existing Note Documents as amended and restated pursuant to decretal paragraph 3 hereof collectively are referred to as the "Note Documents") and be secured and entitled to priority pursuant to sections 364(c)(1), 364(c)(2) and 364(c)(3) of the

Bankruptcy Code, pari passu with the Debtors= obligations under the

Postpetition Note Documents;

     (c)  granting to MLGAF, to secure the Debtors= obligations under the

Note Documents, (i)pursuant to section 364(c)(1) of the Bankruptcy Code,

allowed administrative expense claims having priority over all administrative expenses of the kind specified in Section503(b) or

Section507(b) of the Bankruptcy Code, (ii)pursuant to Section 364(c)(2)

of the Bankruptcy Code, a valid and perfected first priority lien on all property of the Debtors= estates not otherwise subject to a lien (other than Chapter5 avoidance actions), and (iii)pursuant to Section 364(c)(3)

of the Bankruptcy Code, a valid and perfected junior lien on property of the Debtors' estates that is otherwise subject to a lien;



     (d)  seeking a preliminary hearing (the "Preliminary Hearing") on the Motion to consider entry of an interim order pursuant to Bankruptcy

Rule 4001 (this "Order") approving the Postpetition Financing and the amendment and restatement of the Existing Note Documents pending the

Final Hearing referred to below; and

     (e)  requesting that a final hearing (the "Final Hearing") be scheduled, and that notice procedures in respect of the Final Hearing be established, by this Court to consider entry of a final order (the "Final

Order") authorizing on a final basis, inter alia, the Postpetition

Financing  and the amendment and restatement of the Existing Note

Documents; and due and sufficient notice of the Motion and the

Preliminary Hearing under the circumstances having been given; and the

Preliminary Hearing on the Motion having been held before this Court on

July 30, 1998; and upon the entire record made at the Preliminary

Hearing, and this Court having found good and sufficient cause appearing therefor,

          IT IS HEREBY FOUND THAT:

          A.   On July 30, 1998, (the "Filing Date"), the Debtors filed

voluntary petitions for relief with this Court under Chapter 11 of the

Bankruptcy Code (the "Chapter 11 Cases").  The Debtors are continuing in possession of their property, and operating and managing their businesses, as debtors in possession pursuant to Bankruptcy Code sections

1107 and 1108.  On the Filing Date, the Debtors filed their Prepackaged

Joint Reorganization Plan (the "Plan").

          B.   This Court has jurisdiction over the Chapter 11 Cases and

the Motion pursuant to 28 U.S.C. '' 157(b) and 1334.  Consideration of the Motion constitutes a core proceeding as defined in 28 U.S.C. '

157(b)(2).

          C.   The Debtors do not have sufficient available sources of

working capital and financing to carry on the operation of their businesses without the Postpetition Financing.  The Debtors have an immediate need to obtain financing for general working capital purposes and to pursue confirmation of the Plan.  The Debtors' ability to maintain business relationships and otherwise finance their operations is essential to the Debtors' continued viability.  In addition, the Debtors'

critical need for financing is immediate.  In the absence of the

Postpetition Financing, the continued operation of the Debtors'

businesses would not be possible, and serious and irreparable harm to the

Debtors and their estates would occur.  The preservation, maintenance and enhancement of the going concern value of the Debtors are critical to their successful reorganization.

          D.   Given the Debtors' current financial condition, financing

arrangements and capital structure, the Debtors cannot obtain unsecured credit allowable under Bankruptcy Code section 503(b)(1) as an

administrative expense.   With respect to both the Postpetition Financing

and the Existing Note Documents, financing on a postpetition basis is not otherwise available without the Debtors (i) granting, pursuant to

Bankruptcy Code section 364(c)(1), claims having priority over any and all administrative expenses of the kinds specified in Bankruptcy Code sections 503(b) and 507(b) with respect to the Note Documents, other than as described below and (ii) securing, pursuant to Bankruptcy Code section

364(c), such indebtedness and obligations with security interests in and liens upon the property described below.

          E.   Notice of the Preliminary Hearing and the relief requested in the Motion has been given to (i) the Office of the United States

Trustee, (ii) the Unofficial Noteholders' Committee, and (iii) the

creditors holding the 20 largest unsecured claims against the Debtors.

No creditors' committee has been appointed in any of the Chapter 11

Cases.  Under the circumstances, such notice of the Preliminary Hearing and the relief requested in the Motion complies with the requirements of

Bankruptcy Code section 364(c) and Bankruptcy Rules 2002 and 4001(c).

          F.   Based on the record presented to the Court by the Debtors

at the Preliminary Hearing, the Postpetition Financing and the amendment and restatement of the Existing Note Documents have been negotiated in good faith and at arm's length between the Debtors and MLGAF, and any credit extended and advances made to the Debtors pursuant to the Note

Documents shall be deemed to have been extended, issued or made, as the case may be, in good faith as required by, and within the meaning of,

Bankruptcy Code section 364(e).

          G.   Based on the record presented to the Court by the Debtors

at the Preliminary Hearing, the terms of the Postpetition Financing and the Note Documents are fair and reasonable, reflect the Debtors' exercise of prudent business judgment consistent with their fiduciary duties, and are supported by reasonably equivalent value and fair consideration.

          H.   The relief requested in the Motion is necessary, essential and appropriate for the continued operation of the Debtors= business and the management of their assets and properties.  The interim relief requested in the Motion pending a final hearing is necessary to avoid immediate and irreparable harm to the estate. The purchases to be made under the Note Documents will benefit, and are in the best interests of,

the Debtors, their estates, creditors and equity security holders.

          I.   The Debtors have requested immediate entry of this Order

pursuant to Bankruptcy Rule 4001(c)(2).  The permission granted herein to enter into the Postpetition Financing and obtain funds thereunder, and to amend and restate the Existing Note Documents, is necessary to avoid immediate and irreparable harm to the Debtors.  This Court concludes that entry of this Order is in the best interest of the Debtors' respective estates and creditors as its implementation will, among other things,

sustain the operation of the Debtors' existing businesses and enhance the

Debtors' prospects for confirmation of the Plan.

          Based upon the foregoing findings and conclusions, and upon the record made before this Court at the Preliminary Hearing, and good and sufficient cause appearing therefor;

          IT IS HEREBY ORDERED THAT:

          1.   The Motion is granted in all respects.

          2.   The Debtors are expressly authorized and empowered to

execute and deliver the Note Purchase Agreement, the Notes and any other

Postpetition Note Document to be executed and delivered in connection therewith to perform all acts as MLGAF may reasonably require as evidence of or to protect the Obligations or the Collateral (each as defined below) or which otherwise may reasonably be deemed necessary by MLGAF to effectuate the terms and conditions of this Order and the Note Documents,

and to cause their respective direct and indirect subsidiaries to do each of the foregoing.

          3.   The Debtors are authorized and empowered to (a) amend and

restate the Existing NPA so that after giving effect to such amendment and restatement the respective rights and obligations of the Debtors thereunder shall be treated as the respective rights and obligations of the Debtors, as debtors in possession, under the Note Purchase Agreement,

(b) amend and restate the Existing Notes so that after giving effect to such amendment and restatement the rights and obligations of CAI thereunder shall be treated as rights and obligations of CAI, as debtor in possession, under the Notes, and (c) amend and restate any other

Existing Note Document to be executed and delivered in connection therewith and perform all acts as MLGAF may reasonably require as evidence or to protect the Obligations or the Collateral or which otherwise may reasonably be deemed necessary by MLGAF to effectuate the terms and conditions of this Order and the amendment and restatement of the Existing Note Documents, and to cause their respective direct and indirect subsidiaries to do each of the foregoing.

          4.   The Debtors are authorized and directed to comply with and perform all of the terms and conditions of the Note Documents, and CAI is directed to repay amounts borrowed, with interest, and Philadelphia

Choice is further authorized to pay amounts in accordance with its guarantees to MLGAF in accordance with and subject to the terms and conditions set forth in the Note Documents and this Order.  Upon execution and delivery of the Note Documents, the Note Documents shall constitute valid and binding obligations of the Debtors party thereto,

enforceable against each Debtor party thereto in accordance with their terms.  All note purchases made under the Note Documents, including,

without limitation, the note purchases made pursuant to the Existing Note

Documents  (the "Purchases"), and all fees, costs, expenses,

indebtedness, obligations and liabilities of CAI and Philadelphia Choice to MLGAF under the Note Documents and this Order are hereinafter referred to as the "Obligations." The Debtors are further authorized and directed to pay all facility and other fees and expenses, including, without limitation, all reasonable fees and expenses of professionals engaged by

MLGAF, in accordance with the terms of the Note Purchase Agreement.

          5.   CAI is expressly authorized to issue to MLGAF, on the

terms and subject to the conditions set forth in the Note Documents and this Order, a total of $60,000,000 under the Note Purchase Agreement pending the Final Hearing, and Philadelphia Choice is expressly authorized to guarantee all Obligations in respect of such Purchases.

CAI shall use the proceeds of the Purchases consistent with the terms of the Note Documents and this Order to pay when due expenses of the types as are generally set forth in the Approved Budget (as defined in the Note

Purchase Agreement).

          6.   If an Event of Default (as defined in the Note Purchase

Agreement) occurs, subject to the requirement contained in the Note

Purchase Agreement with respect to specified remedies to provide three

Business Days' (as defined in the Note Purchase Agreement) prior written notice to CAI, the United States trustee and the Unofficial Noteholders=

Committee or any statutory committee, if one is appointed, in the Chapter

11 Cases, MLGAF may terminate the Note Documents (the date of any such termination, the "Termination Date"), declare the Notes and other

Obligations to be due and payable, and exercise any and all of its rights and remedies under the Note Documents and this Order.  Notwithstanding anything herein to the contrary, no proceeds of Purchases, or any portion of the Carve-Out (as defined below) may be used in connection with any proceeding against MLGAF, including, without limitation, any motion or other pleading filed to contest (A) the attachment, perfection or priority of the Liens created by the Note Documents or the Existing Note

Documents, (B) the validity, binding effect or enforceability of the Note

Documents or the Existing Note Documents, or (C) any other rights or interests of the MLGAF under the Note Documents or the Existing Note

Documents; other than, in each case, for reasonable fees and expenses of professionals retained by the Unofficial Noteholders= Committee or by an statutory committee, if one is appointed,  and approved by the Bankruptcy

Court (without duplication), for prechallenge investigative work regarding the prepetition Liens of MLGAF or for contesting any provision of the Postpetition Note Documents and for reasonable fees and expenses of professionals retained by MLGAF incurred in connection with the defense of any of the foregoing other than in defense of a proceeding commenced to contest the attachment, perfection or priority of the Liens created by the Existing Note Documents.

          7.   In accordance with Bankruptcy Code section 364(c)(1),

subject to Paragraph 9 below, the Obligations shall constitute claims

(the "Superpriority Claims") with priority in payment over any and all administrative expenses of the kinds specified or ordered pursuant to any provision of the Bankruptcy Code, including, but not limited to,

Bankruptcy Code sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a),

507(b) and 726, and shall at all times be senior to the rights of the

Debtors, and any successor trustee or any creditor, in the Chapter 11

Cases or any subsequent proceedings under the Bankruptcy Code.  No cost or expense of administration under Bankruptcy Code sections 105,

364(c)(1), 503(b), 506(c), 507(b) or otherwise, including those resulting from the conversion of any of the Chapter 11 Cases pursuant to Bankruptcy

Code section 1112, shall be senior to, or pari passu with, the

Superpriority Claims of MLGAF arising out of the Obligations except for the Carve-Out.

          8.   As security for the Obligations, MLGAF shall have and is

hereby granted (effective upon the date of this Order and without the necessity of the execution by the Debtors of mortgages, security agreements, pledge agreements, financing statements or otherwise), valid and perfected security interests in, and liens upon (the "Liens"), all present and after-acquired property of the Debtors (including all licenses issued by the Federal Communications Commission, and the proceeds thereof, to the extent permitted by applicable nonbankruptcy law) of the Debtors of any nature whatsoever, including, without limitation, all cash contained in any account maintained by the Debtors and the proceeds of all causes of action (other than causes of action arising under the Bankruptcy Code) existing as of the Filing Date

(collectively with all proceeds and products of any or all of the foregoing, the "Collateral"):

     (a)  pursuant to Bankruptcy Code ' 364(c)(2), a first priority,

perfected Lien upon all of the Debtors' right, title and interest in, to and under all Collateral that is not otherwise encumbered by a validly perfected security interest or lien on the Filing Date;  and

     (b)  pursuant to Bankruptcy Code ' 364(c)(3), a second priority,

junior, perfected Lien upon all of the Debtors' right, title and interest in, to and under all Collateral which is subject to a Permitted Lien,

including, without limitation, a validly perfected security interest or lien in existence as of the Filing Date, or a valid lien perfected (but not granted) after the Filing Date to the extent such perfection in respect of a pre-Filing Date claim is expressly permitted under the

Bankruptcy Code, provided, that the Liens granted in favor of MLGAF shall be senior to any Permitted Lien which is expressly stated in the Existing

NPA to be junior to the Liens in favor of MLGAF; provided, further, that the Liens granted to MLGAF under the Existing Note Documents shall secure, pari passu, the obligations of the Debtors under the Postpetition

Note Documents.

          9.   Any provision of this Order or the Note Documents to the

contrary notwithstanding, the Liens and Superpriority Claims granted to

MLGAF pursuant to the Note Purchase Agreement and this Order shall be subject and subordinate to a carve-out (the "Carve-Out") for (a)

following the occurrence and during the pendency of a Default or an Event of Default (as each such term is defined in the Note Purchase Agreement),

the payment of allowed professional fees and disbursements incurred by the professionals retained by the Unofficial Noteholders= Committee, and by the professionals retained pursuant to Bankruptcy Code section 327 or

1103(a), by the Debtors and any statutory committee of unsecured creditors appointed in the Chapter 11 Cases (without duplication) in an aggregate amount not to exceed $1,000,000 (in addition to compensation previously specifically awarded by order of the Court whether or not paid) and (b) quarterly fees required to be paid pursuant to 28 U.S.C. '

1930(a)(6) and any fees payable to the Clerk of the Bankruptcy Court;

provided, however, the Carve-Out shall not include professional fees and disbursements incurred in connection with any proceeding against MLGAF,

including, without limitation, any motion or other pleading filed to contest (A) the attachment, perfection or priority of the Liens created by the Note Documents or the Existing Note Documents, (B) the validity,

binding effect or enforceability of the Note Documents or the Existing

Note Documents, or (C) any other rights or interests of the MLGAF under the Note Documents or the Existing Note Documents; other than, in each case, for reasonable fees and expenses of professionals retained by the

Unofficial Noteholders= Committee or by an statutory committee, if one is appointed,  and approved by the Bankruptcy Court (without duplication),

for prechallenge investigative work regarding the prepetition Liens of

MLGAF or for contesting any provision of the Postpetition Note Documents.

As long as no Default or Event of Default shall have occurred and be continuing, CAI and Philadelphia Choice shall be permitted to pay compensation and reimbursement of expenses, allowed and payable under

Bankruptcy Code sections 330 and 331, as the same may be payable, and the amount so paid shall not reduce the Carve-Out.

          10.  Except as set forth in paragraphs 7 and 8, the Liens shall be prior and senior to all liens and encumbrances of all other secured creditors in and to such Collateral granted, or arising, after the Filing

Date (including, without limitation, liens and security interests, if any, granted in favor of any federal, state, municipal or other governmental unit, commission, board or court for any liability of the

Debtors).  The Debtors shall not assert a claim under Bankruptcy Code section 506(c) for any costs and expenses incurred in connection with the preservation, protection or enhancement of, or realization by MLGAF, the

Collateral.  The Liens granted pursuant to this Order shall constitute valid and duly perfected security interests and liens, and  MLGAF shall not be required to file or serve financing statements, notices of lien or similar instruments which otherwise may be required under federal or state law in any jurisdiction, or take any action, including taking possession, to validate and perfect such security interests and liens;

and the failure by the Debtors to execute any documentation relating to the Liens shall in no way affect the validity, perfection or priority of such Liens.  If, however, MLGAF, in its sole discretion, shall determine to file any such financing statements, notices of lien or similar instruments, or to otherwise confirm perfection of such Liens, the

Debtors are directed to cooperate with and assist in such process, the stay imposed by Bankruptcy Code section 362(a) is hereby lifted to allow the filing and recording of a certified copy of this Order or any such financing statements, notices of lien or similar instruments, and all such documents shall be deemed to have been filed or recorded at the time of and on the date of this Order.  MLGAF may, in its discretion, file a certified copy of this Order in any filing or recording office in any county or other jurisdiction in which any portion of the Collateral is located and in such event the subject filing or recording officer is authorized and directed to file or record such certified copy of this

Order.  All filing officers shall accept for recording and record this order and any and all Note Documents which are presented to them for recording immediately upon presentation thereof.

          11.  As long as any portion of the Obligations remains unpaid,

or any Note Document remains in effect, the Debtors shall not seek, and it shall constitute an Event of Default (and automatic occurrence of the

Termination Date), if (a) there shall be entered any order dismissing any of the Chapter 11 Cases or converting any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (b) except as expressly permitted under the Note Purchase Agreement, there shall be entered in any of the Chapter 11 Cases or any subsequent Chapter 7 case any order which authorizes under any section of the Bankruptcy Code, including

Bankruptcy Code section 105 or 364, (i) the granting of any lien or security interest in any property of the Debtors in favor of any party other than  MLGAF or (ii) the obtaining of credit or the incurring of indebtedness that is entitled to superpriority administrative status equal or superior to that granted to MLGAF pursuant to this Order;

unless, in connection with any transaction cited in subclause (i) or (ii)

of this clause (b), such order requires that the Obligations shall first be indefeasibly paid in full, (c) a trustee is appointed in any of the

Chapter 11 Cases, (d) an order of the Court is entered in any Chapter 11

Case appointing an examiner having powers beyond those set forth under sections 1106(a)(3) and 1106(a)(4) of the Bankruptcy Code relating to the operation of the business of CAI or Philadelphia Choice under section

1106(b) of the Bankruptcy Code, (e) the entry of an order modifying,

reversing, revoking, staying, rescinding, vacating or amending this Order without the express written consent of MLGAF, or (f) an "Event of

Default" under the Note Purchase Agreement or any other Note Document occurs.

          12.  Upon the occurrence and during the continuance of an Event of Default MLGAF may exercise rights and remedies and take all or any of the following actions without further modification of the automatic stay pursuant to Bankruptcy Code section 362 (which is hereby deemed modified and vacated to the extent necessary to permit such exercise of rights and remedies and the taking of such actions) or further order of or application to this Court: (a) declare the principal of and accrued interest, fees and other liabilities constituting the Obligations to be due and payable; (b) setoff amounts in the Cash Collateral Account (as defined in the Security Agreement), or any other accounts maintained with a lender or financial institution, or otherwise enforce rights against any other Collateral in the possession of MLGAF; and/or (c) take any other action or exercise any other right or remedy permitted to MLGAF under the Note Documents, this Order or by operation of law; provided,

however, MLGAF may take the actions described in clauses (b) or (c) above only after providing three Business Days' prior written notice to CAI,

the United States trustee and the Unofficial Noteholders= Committee or,

if appointed in the Chapter 11 cases, any statutory committees and provided that no order prohibiting such actions is entered by this Court during such three Business Day period.  The Debtors waive any right to seek relief under the Bankruptcy Code, including without limitation,

under Bankruptcy Code section 105, to the extent any such relief would in any way restrict or impair the rights and remedies of MLGAF set forth in this Order and in the Note Documents, provided that such waiver shall not preclude the Debtors from contesting whether a Default or Event of

Default has occurred and is then continuing.

          13.  The Debtors are authorized and directed to perform all acts, and execute and comply with the terms of such other documents,

instruments and agreements in addition to the Note Documents, as MLGAF may reasonably require, as evidence of and for the protection of the

Obligations, or which otherwise may be deemed reasonably necessary by

MLGAF to effectuate the terms and conditions of this Order and the Note

Documents.

          14.  Having been found to be extending credit and making

Purchases from the Debtors in good faith, MLGAF shall be entitled to the full protection of Bankruptcy Code section 364(e) with respect to the

Obligations, Liens and all other rights created or authorized by this

Order or the Note Documents in the event that this Order or any authorization contained herein is stayed, vacated, reversed or modified on appeal.  Any stay, modification, reversal or vacation of this Order shall not affect the validity of any obligation of the Debtors to the

Agent (as defined in the Note Purchase Agreement) or MLGAF incurred pursuant to this Order.  Notwithstanding any such stay, modification,

reversal or vacation, all Purchases made pursuant to this Order and the

Note Purchase Agreement and all Obligations incurred by the Debtors pursuant hereto or the Note Documents prior to the effective date of such stay, modification, reversal or vacation, shall be governed in all respects by the original provisions hereof and MLGAF shall be entitled to all the rights, privileges and benefits hereof, including without limitation, the Liens and Superpriority Claims granted herein.

          15.  The provisions of this Order and any actions taken

pursuant hereto shall survive entry of any order which may be entered (a)

confirming any plan of reorganization in either of the Chapter 11 Cases

(and the Obligations shall not be discharged by the entry of any such order or pursuant to Bankruptcy Code section 1141(d)(4), the Debtors having hereby waived such discharge); (b) converting either of the

Chapter 11 Cases to a Chapter 7 case; or (c) dismissing either of the

Chapter 11 Cases, and the terms and provisions of this Order as well as the Superpriority Claims and Liens granted pursuant to this Order and the

Note Documents shall continue in full force and effect notwithstanding the entry of such order, and such Superpriority Claims and Liens shall maintain their priority as provided by this Order until all of the

Obligations are indefeasibly paid in full and discharged.

          16.  The provisions of this Order shall be binding upon and inure to the benefit of MLGAF and its successors and assigns, including any trustee or other fiduciary hereafter appointed in the Chapter 11

Cases as a legal representative of the Debtors or the Debtors' estates.

          17.  The terms and conditions of the Note Documents are

approved, incorporated herein by reference and made fully enforceable against the Debtors without further order of this Court.  To the extent the terms and conditions of the Note Documents are in conflict with the terms and conditions of this Order, the terms and conditions of this

Order shall control.

          18.  MLGAF and the Debtors may amend, modify, supplement or waive any provision of the Note Documents if such amendment is provided for in the Note Documents to the extent such amendment, modification,

supplement or waiver does not materially alter the terms and provisions contained in the Note Documents or adversely affect economically any of the Debtors and their estates without any need to apply to or receive further approval from this Court.

          19.  This Court shall retain jurisdiction over all matters arising from or related to the entry of this Order.

          20.  The Debtors shall, on or before August 4, 1998, mail

copies of a notice of the entry of this Order, together with a copy of this Order and a copy of the Motion, to the parties having been given notice of the Preliminary Hearing, to any party which has filed prior to such date a request for notices with this Court and to counsel for the

Unofficial Noteholders= Committee or any statutory committee of unsecured creditors if appointed pursuant to Bankruptcy Code section 1102.  The notice of entry of this Order shall state that any party in interest objecting to the Postpetition Financing shall file written objections with the United States Bankruptcy Court Clerk for the District of

Delaware no later than 4:00 p.m. on August 18, 1998, which objections shall be served so that the same are received on or before such date by:

(a) Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022,

Attention: Douglas P. Bartner, Esq. and Constance A. Fratianni, Esq, (b)

Skadden Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York

10022, Attention: Greg Milmoe, Esq., and Skadden Arps, Slate, Meagher &

Flom, 1 Rodney Square, Wilmington, Delaware 19899, Attention: Gregg

Galardi, Esq., Attorneys for the Debtors, and (c) the Office of the

United States Trustee.  Such notice shall be deemed good and sufficient for purposes of entry of a final order on the motion.  Each of the

Debtors irrevocably waives any right to seek any modifications or extensions of this Order other than on prior written notice to MLGAF.

          21.  Any statutory committee of unsecured creditors if one is appointed in these cases or the Unofficial Noteholders= Committee

(without duplication) shall have 30 days from the Filing Date to take all reasonable steps to analyze and seek to challenge, modify or avoid any of

MLGAF=s interest in the Collateral securing obligations under the

Existing NPA as of the Filing Date.  Notwithstanding the foregoing, after the date of this order MLGAF shall have the protections of sections

364(c) and 364(e) of the Bankruptcy Code with respect to any Purchases made by and security granted to MLGAF under the Note Documents and this

Order.  Notwithstanding anything herein to the contrary, no proceeds of

Purchases, or any portion of the Carve-Out may be used in connection with any proceeding against MLGAF, including, without limitation, any motion or other pleading filed to contest (A) the attachment, perfection or priority of the Liens created by the Note Documents or the Existing Note

Documents, (B) the validity, binding effect or enforceability of the Note

Documents or the Existing Note Documents, or (C) any other rights or interests of the MLGAF under the Note Documents or the Existing Note

Documents; other than, in each case, for reasonable fees and expenses of professionals retained by the Unofficial Noteholders= Committee or by an statutory committee, if one is appointed,  and approved by the Bankruptcy

Court (without duplication), for prechallenge investigative work regarding the prepetition Liens of MLGAF or for contesting any provision of the Postpetition Note Documents and for reasonable fees and expenses of professionals retained by MLGAF incurred in connection with the defense of any of the foregoing other than in defense of a proceeding commenced to contest the attachment, perfection or priority of the Liens created by the Existing Note Documents.

22.  The Final Hearing will be held on August 25, 1998 at 11:00 a.m.  If no written objections are filed by a party in interest as provided in the foregoing paragraph20, this Order shall be deemed to be a Final Order for all purposes.



Dated:  Wilmington, Delaware
July 30, 1998


                         /s/ Joseph J. Farnan, Jr.
                         UNITED STATES DISTRICT JUDGE